                                                                    EXHIBIT 10.4

       AGREEMENT FOR AVAILABILITY OF ADVERTISING SPACE BETWEEN SERVER AND TELECOMUNICACOES DE SAO PAULO S.A. - TELESP - ADHESION AGREEMENT.


                                                                    MODEL



--------------------------------------------------------------------------------
             REQUEST FOR REGISTRATION OF STANDARD OR MODEL AGREEMENT
--------------------------------------------------------------------------------


ILLUSTRIOUS REGISTRAR OF THE PUBLIC REGISTRY OF DOCUMENTS AND CIVIL REGISTRY OF LEGAL ENTIITES OF THE CAPITAL




TELECOMUNICACOES DE SAO PAULO S/A - TELESP- with its address at Rua Martiniano de Carvalho, n(0) 851, in this Capital, undersigned, comes before Your Honor to request the REGISTRATION of the attached document of: AGREEMENT FOR AVAILABILITY OF ADVERTISING SPACE.

It requests granting of the above.

Sao Paulo,  August 22, 2003.

Signed by: FERNANDO ELIAS RIBEIRO
                National Registry of Individuals:
                 Identity Card:

 THREE STAMPS OF THE 2ND REGISTER OF DOCUMENTS AND CIVIL OF LEGAL ENTITIES.

--------------------------------------------------------------------------------

                 AGREEMENT FOR AVAILABILITY OF ADVERTISING SPACE


                                  ENTERED INTO


                                     BETWEEN


                       TELECOMUNICACOES DE SAO PAULO S.A.


                                       AND



                                     SERVER

--------------------------------------------------------------------------------

                 AGREEMENT FOR AVAILABILITY OF ADVERTISING SPACE


Through this present private instrument, the Parties:


(a) TELECOMUNICACOES DE SAO PAULO S.A., a limited liability company with its main place of business in the City of Sao Paulo, at Rua Martiniano de Carvalho, 851, enrolled in the National Registry of Legal Entities under n(0) 02.558.157/0001-62, in this act duly represented pursuant to its Bylaws, hereinafter simply called "TELESP",

and

(b) SERVER, duly qualified in the Request for Services, which is an integrant inseparable party to this Agreement, hereinafter simply called "SERVER"; and, when jointly with TELESP, "Parties".

WHEREAS

The SERVER provides services related to the world computer net ("Internet"), such as the Internet access service and the supply of editorial commercial content, as well as content of other natures to the Internet through its Internet portals, accessible in its electronic address ("www"), simply called "PORTAL";

 The SERVER is a company in the Internet market portals and, due to its audience and coverage, it grants great visibility to products and services of advertising clients in general, and which also has an expressive subscribers basis;

TELESP is interested in displaying its trademarks and products to the SERVER's subscribers market;

TELESP has published in the site WWW.TELEFONICA.COM.BR/SP, on July 7, 2003 its Promotional Plan for Supplying Access Infra-Structure to Narrowband Internet Services ("Promotional Plan"), subsequently complemented on July 22, 2003;

The SERVER is interested in adhering to such Promotional Plan's terms and conditions; and

The SERVER fulfills the conditions set forth in the Promotional Plan for Hiring Advertising Space by TELESP.

In witness whereof, the Parties decide to enter into the present Agreement for Availability of Advertising Space ("Agreement"), through the execution of the Request for Services, which will be governed by the following clauses and conditions:

1. OBJECT

1.1. This Adhesion Agreement has as its purpose hiring advertising space, by TELESP, in the SERVER'S PORTAL to release advertising of trademarks of TELESP ownership or of its direct or indirect controlling, controlled or colligate companies, provided that the provisions of Clause 2.1. and its Sub-Clauses hereinbelow are complied with.

1.2. It is hereby set forth that the SERVER shall not release TELESP advertising or advertising of its direct or indirect controlling, controlled or colligate companies, which are the SERVER's competitors.

2. VALUES AND FORM OF PAYMENT.

2.1. TELESP will monthly pay the SERVER, for the advertising space made available, pursuant to the terms of this Agreement, the amount calculated in accordance with Exhibit II to the present Agreement,

         2.1.1. Each Party will bear the taxes of its responsibilities, in accordance with the legislation in force, no kind of repassing of taxes being admitted, including related to the creation of new levying taxes or to modifications in the levying rules (whether modification on the calculation basis or of the aliquots).

2.2. The monthly amount defined in Clause 2.1. will be readjusted every twelve (12) months, as of the current date, in the event of the Agreement extension, by the variation of the IGP-DI [General Price Index- Internal Availability], released by the Getulio Vargas Foundation, or, in case of that index extinction, by another index that will eventually legally replace it.

         2.2.1. In case the legislation eventually allows, the re-adjustments which item 2.2 above refers to, will occur in the least periodicity possible.

2.3. The amounts to be monthly paid by TELESP to the SERVER will be monthly calculated in accordance with the strictest terms of Exhibit II, so as to reflect the quantity of the SERVER's subscribers exposed to the hired advertising ("Target Public").

         2.3.1. It is hereby set forth that TELESP will pay the SERVER the aforementioned values solely for the Ports which provide the occupation set forth in Exhibit 2 to this Agreement.

2.4. TELESP will make available to the SERVER, until the fifth (5th) day of the month subsequent to the invoicing cutting date of the Dial Provider and/or E1 services ,a statement report ("Statement Report") containing the total amount of Dial Provider Ports and/or E1s, with the occupation established in item 1 of Exhibit II to this Agreement ("Statement Report"), occurred the previous month.

         2.4.1. The SERVER shall invoice the amounts to be paid by TELESP by virtue of the present Agreement, in accordance with the Statement Report, in up to two (2) days subsequent to its receipt, with maturity date on the twelfth (12th) of each month.

                  2.4.1.1. The amounts related to this Agreement's first and last month will be invoiced PRO RATA DIE.

         2.4.2. TELESP shall make the respective payment through credit in bank current accounts, to be informed by the SERVER in the Request for Services.

         2.4.3. The deposit vouchers in the SERVER's favor will be considered as able documents for evidencing the acquittal of the payments due by TELESP.

         2.4.4. Subsequently to the invoicing of the amounts stated in the Statement Report, the SERVER may challenge, with justication, TELESP's report within up to ten (10) days, counted as of such invoicing date.

         2.4.5. TELESP will have a (10) ten-day term, counted as of the receipt of the SERVER's challenge to appraise and adjudge such challenge, informing the SERVER within the same period of time.

         2.4.6. In case TELESP considers that the SERVER's challenge of the Statement Report has grounds, the SERVER shall, in the following month's invoice, include the amounts resulting from the challenge verification, added of the charges set forth in item 2.6, calculated on the basis of the overcharged difference..

2.5. If, after TELESP's decision about the SERVER's challenge, the divergence between the Parties still persists, the issue shall be solved in accordance with the terms of Clause 10 hereinbelow.

2.6. Assuming that the payments established in this Clause are not honored on the date herein agreed upon, there will levying on the amount of the portion due, independently of notification, of fine for payment on arrears of two per cent (2%) or of the maximum percentage allowed by the legislation in force that may eventually replace it, a single time, and fine for payment on arrears of one per cent (1%) per month or fraction of month, as well as monetary restatement verified by the variation of the General Index of Prices - DI (IGP-DI), released by the Getulio Vargas Foundation, as of the maturity date until the date of the effective payment. In the absence of that index, the official index that eventually replaces it, will be applied to the Agreement, calculated PRO RATA DIE., .

         2.6.1.   In the hypothesis of failure of payment for a period of thirty
                  (30) consecutive days, independently of notification, the SERVER will be freed from the duty to make available the advertising space hereby hired, regarding the unpaid amounts.

3. ADVERTISING

3.1. The advertising spaces must be assigned by the SERVER in its Home Page and on the other pages of its site.

3.2. The advertising spaces must be assigned exclusively to TELESP or to its direct and indirect controlling, controlled or colligate companies for all its products, exception made to the products which directly compete with the SERVER's, being agreed that TELESP, at its exclusive discretion, will define the content of the advertising releases.

3.3. At TELESP's discretion, it will inform with ten (10) working days in advance, through each campaign's Media Plan, the channels to be used, in accordance with the specific needs, provided that the provisions of
         Exhibit I to this Agreement are complied with and the SERVER's inventory availability is respected. The Parties agree that the advertisements format, intensity and releasing period, contained in
         Exhibit I, can be changed, of common concord between the Parties.

3.4. For releasing purposes, the formats mentioned in Exhibit I, as well as the new formats that may eventually appear, promoting TELESP's products and services and those of its direct or indirect controlling, controlled or colligate companies, provided that this is previously agreed upon, in writing, between the Parties, will be considered as advertising formats.

3.5. TELESP shall supply the SERVER with the material to be released, within up to five (5) days prior to the intended release, and TELESP can replace the supplied material, at its exclusive discretion, provided that it advises the SERVER within, at least, five (5) days in advance, as of the material replacement.

3.6. Insertions will be bound to the use of the price list for advertising release, in accordance with Exhibit I.

3.7. The SERVER commits to make the hired spaces monthly available to TELESP, pursuant to the terms of this Agreement, equivalent to, at least, fifty per cent (50%) of the monthly value mentioned in Clause 2 above and in Exhibit II.

3.8. TELESP commits to use, every three (3) months, counted as of this Agreement execution date, at least fifty per cent (50%) of the monthly value mentioned in Clause 2 above and in Exhibit II. The spaces corresponding to the remainder fifty per cent (50%) and possibly unused along the three (3) months of compulsory release, must always be used in the three (3) subsequent months.

3.9. The Parties commit to program the form and term of usage of the hired spaces, which were occasionally unused, during the Agreement's validity, ninety (90) days prior to the Agreement expiration, so that the possible programmed spaces, unused until then, are used throughout the subsequent quarter of year, even if subsequently to the Agreement expiration.

3.10. The SERVER will make a report of its ad-server available to TELESP, herein understood as an inside control tool of the advertising campaigns, through an exclusive access password, so that the latter can verify the effective use of the advertising hereby hired.

4. LINKS

4.1. The SERVER shall keep links in its respective PORTALS for direct access to the TELEFONICA Portal, accessible through the address
         WWW.TELEFONICA.COM.BR, through the inclusion of banners or any other form of advertising active release.

4.2. The Parties hereby agree that the links mentioned in item 4.1 hereinbefore will not be able to direct users to the Portals of

         TELESP's companies or to those of its direct or indirect controlling, controlled or colligate companies, which are the SERVER's competitors.

5. RESPONSIBILITIES OF THE PARTIES

5.1. The Parties will appoint its respective, duly qualified, representatives for the purposes of this Agreement, who will be responsible for the technical information interchange between the Parties about the release of the publicity advertisements.

5.2. TELESP will not be responsible for the services rendered by the SERVER, being each one responsible for complying with the legislation in force and for responding before consumers, public bodies and third parties.

5.3. The SERVER bears no responsibility for the services provided by TELESP before its consumers, public bodies and third parties. TELESP will be solely exclusively responsible for the content of the advertisements to be released in the Portal, particularly concerning the compliance with the relevant legislation, specially, albeit not exclusively, the Consumer Protection Code, the Standard Rules of the Advertising Activity-CENP [Executive Council of Standard Rules] and the Self-Regulation Publicity Code of CONAR [National Council for Advertising Self-Regulation].

5.4. Pursuant to the terms of the Promotional Plan, bound to the present Agreement, the SERVER commits to guarantee its full fidelity with the services of Access Infra-Structure to Narrowband Internet Services, hired with TELESP, in accordance with the Promotional Plan, and shall assure that the integrality of the dialed access connections to the Internet in Region III of the GPG finishes in the CLTS [Commuted Landline Telephone Service] network or in any other TELESP network.

         5.4.1. The fidelity commitment set forth in the Promotional Plan and ratified in accordance with the terms of item 5.4 above, is conditioned to the attendance, by TELESP, of the requests for Dial Provider Ports and/or the SERVER's E1.

         5.4.2. In the situations when TELESP states that it will not comply with the requests of the Dial Provider Ports SERVER, the latter shall, by hiring E1, assure that the integrality of the dialed access connections to the Internet in region III of the GPG finishes in the CLTS network or in any other TELESP network.

                  5.4.2.1. In the assumptions of item 5.4.2., in case the SERVER eventually hires E1 outside the conditions set forth in the Promotional Plan, it will not be entitled to any payment, as a result of having entered into this Agreement, regarding those E1s.

         5.4.3. With no loss to the provisions of item 5.4.2., whenever TELESP fails to meet the service levels ("SLA") set forth in the Agreement for Services Providing and in the Agreement for Supplying Access Infra-Structure for to the Internet Services
                  - Dial Provider, the SERVER will be freed from the fidelity duty established in item 5.4 above, for the localities where the ports, the service level (SLA) of which has not been provided.

6. VALIDITY

6.1. The present Agreement will remain valid and in force for the term of one (1) year, counted as of the execution of the Request for Service, date when the advertising release, hereby hired, will start, and can be extended until December 31, 2005, through the SERVER's previous express wish.

         6.1.1.   This Agreement cannot be extended pursuant to the terms of item 6.1 above, in case the SERVER eventually fails to comply with any of this Agreement's conditions or those of the Promotional Plan, or in case the Agreement for Supplying Access Infra-Structure to the Narrowband Internet Services, entered into by virtue of the Promotional Plan (Dial Provider and/or E1) is eventually terminated.

7. TERMINATION

7.1. The present instrument cannot be terminated in advance by any of the Parties, due to unjustified accusation.

7.2.     Any of the Parties can terminate the Agreement in the event of:

         7.2.1.   Bankruptcy of the other Party;

         7.2.2. Incompliance, by the other Party, with any of the duties set forth in this Agreement, without the due remedy within a (60) sixty-day term, counted as of the notification date to the Violating Party;

         7.2.3.   Incompliance with any provision of the Promotional Plan;

         7.2.4. Failure in the payment on the part of TELESP, pursuant to the provisions of item 2.6.2.

7.3. In any assumption of termination of the present Agreement, the Agreement for Supplying Access Infra-Structure to the Narrowband Internet Services and the Agreement for Improvement of Telephonic Traffic, entered into with TELESP by virtue of the Promotional Plan, are immediately terminated, being the Party which has not given reason for termination, the creditor of the termination fine set forth in those agreements, and the aforementioned fine will have to be paid to the creditor Party within thirty (30) weekdays, counted as of those Agreements' termination date.

         7.3.1. It is hereby set forth that none of the Parties can claim any other indemnification or compensation apart from the penalty set forth in item 7.3 above, including losses and damages, arisen from this instrument advanced termination.

7.4. In any event of termination of this Agreement, as well as the natural expiration of its validity term, the Parties will be committed to settle its duties until the termination date.

8. CONFIDENTIALITY

8.1. Both Parties, by virtue of the access they have had and will have to the other Party's privileged or confidential information, reciprocally commit, except for the assumptions set forth in 8.2 below:

                  a) not to disclose, either totally or partially, the existence, the object and/or content of this Agreement to any third parties whatsoever, which are not their respective administrators, representatives, employees or consultants, from whom it shall demand, under its exclusive responsibility, equal confidentiality duties;

                  b) not to allow access of third parties to the other Party's confidential information, apart from their administrators, representatives, employees or consultants and to these, just in the extension needed to allow the achievement of this Agreement's object.

                  c) not to use any information, except for the purposes established in the Agreement; and

                  d) to keep full confidentiality regarding the received information, including rigorously endeavoring to prevent circulation of copies, e-mails, faxes and other forms of private or public communication of such information, besides those which are strictly needed for complying with this Agreement.

8.2. The Parties state that there will be no violation to the provisions of this clause, in the assumptions when:

                  a) the information becomes available to the public in general, through a means that does not result in its disclosure by the Parties or their representatives, controlling, controlled companies or companies that, either directly or indirectly, are subject to the same control that the Party is subject to, which have been authorized in accordance with letter "c" below:

                  b)disclosure is demanded by a governmental authority or competent court order, under the penalty of incompliance being featured or another penalty. In such hypotheses, the content to be disclosed shall be object of all the applicable governmental or judicial protection, being that the Party that is compelled to disclose such information, must promptly notify the other Party, about the disclosure; or

                  (c) the disclosure has been previously authorized, in writing, by the other Party, in writing.

8.3. The Parties acknowledge that the provided confidential information constitute exclusive property of the Party that has supplied such information and disclosing such information or the fact of having entered into this Agreement does not imply, anyhow, license, authorization, assignment, transference, either tacit, express or implied, of any copyright, or the right to intellectual property, idea, concept, trademark, patent or other ownership right of the Parties.

8.4. For the purposes of this Agreement, it is understood by confidential or privileged information each and all information and documents of any kind which are delivered to one of the Parties by the other Party, or by its consultants, auditors, accountants, attorneys, representatives and employees, which relate to the Parties' businesses or to the businesses of their respective clients, suppliers and associates, including, but not limiting in any way, management data, financial data and market strategies. The Parties shall advise those to whom they provide access to confidential information of the other Party about the secrecy and non-disclosure duty herein agreed upon.

8.5. The Parties will remain under the obligation of keeping the strictest secrecy regarding the confidential or privileged information obtained by virtue of the Agreement execution, for a (5) five-year term, counted as of its expiration.

8.6. Violation to the duties established in this Clause 8 or incompliance with the confidentiality duties set forth in this instrument, shall subject the infracting party to compensate all the losses incurred by the Party damaged by such violation, being this duty to indemnify exclusively limited to the direct, duly evidenced damages, that such damaged Party will eventually undergo by virtue of the incompliance with the confidentiality duties herein agreed upon.

9. OTHER CONTRACTUAL CONDITIONS

9.1. The present Agreement cannot be assigned or in anyhow transferred to third parties by any of the Parties, without the prior express consent of the other Party.

9.2. All the deals between the Parties related to the execution of the present Agreement shall be made in writing, exception made to possible verbal policies arisen due to emergencies, which shall be formalized by the Parties, within the maximum term of five (5) days, subsequent to the event occurrence.

9.3. Except for an express provision otherwise, all this Agreement's terms and conditions will expire, independently of notice or judicial or extrajudicial notification.

9.4. Tolerance to possible infractions of the other Party to the conditions set forth in this Agreement will not be considered as case law or renewal or yet waiver to the rights that the legislation and the Agreement assure to each Party.

9.5      This Agreement binds the Parties and their successors, on any account.

9.6. None of the Parties will be liable for losses and damages, particularly incidental or indirect damages and loss of profit, nor will it indemnify commercial failure of the other Party, nor will it be liable for claims of third parties or clients arisen from failures occurred in the performance of the other Party's responsibility, except for the situations of direct damages and in those cases in which deliberate action or omission of one Party to damage the other (malice) is evidenced.

9.7. The present Agreement is fully bound and dependent on the terms stated in the Promotional Plan, published by TELESP in its site:
         HTTP://WWW.TELEFONICA.COM.BT/SP, on July7, 2003, subsequently complemented on July 22, 2003.

9.8. The Parties agree that, in the event of conflict between the Promotional Plan and the present Agreement, the provisions set forth in this Agreement will prevail.

10.CONFLICT SOLVING

10.1. The Parties shall lend their best efforts towards solving, in a friendly way, any conflicts that may eventually arise from the execution of the present Agreement.

10.2. The conflicts arisen from divergence towards the Statement Report to which item 2.4 hereinbefore refers to, will be solved in the following way:

         10.2.1. In case the difference between the minutes stated in the Statement Report delivered by TELESP and the well-founded verification performed by the SERVER is higher than three per cent (3%), the SERVER will be allowed, at its expenses, to audit the verification process used by TELESP.

                  10.2.1.1.  For the purposes of the auditing established in item 10.2.1 above, the SERVER shall appoint independent auditors, chosen among the four major auditing firms in the market, to perform such auditing.

                  10.2.1.2. Within thirty (30) days, counted as of the auditors' appointment by the SERVER, TELESP shall allow the onset of the auditing process, by complying with the necessary conditions required for the auditing process.

                  10.2.1.3. Having the auditing been concluded, the verified amount will be compared to the amount invoiced by the SERVER and paid by TELESP and, there being any difference, it will be inserted in the subsequent month invoicing.

11. VENUE

10.12. It is hereby elected the Central Court of the County of Sao Paulo - SP, which will have jurisdiction to settle any conflicts that may arise from this Agreement execution, with the exclusion of any other, privileged as it may be.

Sao Paulo, July 22, 2003.

/s/ FABIO SILVESTRE MICHELI                  /s/ STAEL PRATA SILVA FILHO
---------------------------------            ----------------------------------
FABIO SILVESTRE MICHELI                      STAEL PRATA SILVA FILHO
VICE-PRESIDENT                               EXECUTIVE VICE-PRESIDENT
COMMERCIAL -RESIDENTIAL                      OF STRATEGIC PLANNING

                   TELECOMUNICACOES DE SAO PAULO- S.A. -TELESP

                                    EXHIBIT 1

                              ADVERTISEMENT FORMAT


1. TELESP will make preferentially available two (2) advertising formats for the release in the Portals, to which the conversion rules based on the CPT [Cost Per Thousand] will be applied. In case there is availability and interests of the Parties, TELESP will use differentiated formats and models, but this has to be duly and previously agreed upon between the Parties.

         1.1. CPT means the cost per one thousand impressions released by the Portal

         1.2.     The preferential formats are:

                  1.2.1.   Full Banner: 468 pixels up to 12Kbytes.

                  1.2.2.   Pop Up: 230 x 220 pixels up to 12 Kbytes.

         1.3. TELESP will pay the amounts stated in the Chart below per achieved CPT, in accordance with each SERVER's profile.

                  1.3.1. Profile Premium: SERVERS which present in their Portals more than four hundred and fifty thousand and one( 450,001) single visitors per month;

                  1.3.2. Profile Specific : SERVERS which present in their Portals public segmentation of over 70% of their bases. Segmentation means the homogeneous profiles of public with merchandizing relevance (financial institutions, specific associations, professional, class and religious entities).

                  1.3.3. Profile Standard: SERVERS with more than ten thousand and one (10,001) and fewer than four hundred and fifty thousand and one (450,001) single visitors per month.

                  1.3.4. Profile Light: SERVERS with fewer than ten thousand (10,000) single visitors per month and/or whose volume of monthly impressions is not sufficient for the coverage of the payments effected by TELESP. In this case, TELESP will use specific formats to be uninterruptedly released in its home page, throughout the validity of the Agreement.

                                      CHART
       ---------------------------------------------------------------------
                                 CHART- AMOUNTS
       ---------------------------------------------------------------------

       ---------------------------------------------------------------------
                  PROFILE             FORMAT               PRICES
       ---------------------------------------------------------------------
                                    Full Banner           R$ 20,00

                  Premium             Pop Up              R$ 15,00
       ---------------------------------------------------------------------
                                    Full Banner           R$ 25,00

                 Specifics            Pop Up              R$ 20,00
       ---------------------------------------------------------------------
                                    Full Banner           R$ 10,00

                 Standard             Pop Up               R$ 8,00
       ---------------------------------------------------------------------

                                   EXHIBIT II
                          PRICE AND PAYMENT CONDITIONS

1. TELESP will pay the SERVER for the advertising space made available, pursuant to the terms of this Agreement, a monthly amount of twenty-seven REAIS and eighty CENTAVOS (R$ 27,80) per each Dial Provider port with occupation of fourteen thousand (14,000) minutes per month and/or the amount of six hundred and sixty-six REAIS and ninety CENTAVOS (R$ 666,90) per each E1 with occupation of three hundred and thirty thousand (330,000) minutes per month.

         1.1. For the purposes if item 1 above, it is hereby agreed by the Parties that each Dial Provider Port corresponds to the audience of ten (10) users and that each E1 corresponds to the audience of three hundred (300) users, independently of variation.

         1.2. It is understood by users, each and every subscriber or visiting user to the SERVER's Portal.

2. The occupation of the Ports will be measured in accordance with the provisions set forth in the Agreements for Access Infra-Structure to the Narrowband Internet Services, entered into by virtue of the Promotional Plan.